Exhibit 10.5

UNIT AND RESTRICTED SHARE SUBSCRIPTION AGREEMENT

This Unit and Restricted Share Subscription Agreement (this “Agreement”) is made as of this ____ day of _____, 2024, by and between FACT II Acquisition Corp., a Cayman Islands exempted company (the “Company”), having its principal place of business at 14 Wall Street, 20th Floor, New York, NY 10005, and FACT II Acquisition LLC (the “Purchaser”).

WHEREAS, the Company desires to sell on a private placement basis (the “Offering”) an aggregate of 422,500 units (“Units”) of the Company, each Unit comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-half of one warrant (the “Warrants”) to purchase one Class A Ordinary Share (the “Warrant Shares”) to be governed by the Warrant Agreement (as defined below), and 325,000 restricted Class A ordinary shares (the “Restricted Shares” and together with the Units, the “Private Placement Securities”) of the Company (which Restricted Shares shall Vest (as defined below) upon the consummation of the initial Business Combination (as defined below)), for an aggregate purchase price of $4,225,000;

WHEREAS, the aggregate Capital Contributions (as defined in the [Third] Amended and Restated Limited Liability Company Agreement of the Purchaser, dated [__], 2024 (as may be amended, restated, supplemented, waived and otherwise modified from time to time in accordance with its terms, the “Purchaser LLC Agreement”)) received by the Purchaser from Class C Members (as defined in the Purchaser LLC Agreement) of the Purchaser equals $[_]; and

WHEREAS, the Purchaser desires to purchase the Private Placement Securities on the terms and conditions set forth herein and the Company wishes to accept such subscription.

NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1. Agreement to Subscribe.

1.1 Purchase and Issuance of the Units and Restricted Shares; Vesting of Restricted Shares. For the aggregate sum of $4,225,000 (the Purchase Price”), upon the terms and subject to the conditions of this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Purchaser, on the Closing Date (as defined in Section 1.2) 422,500 Units and 325,000 Restricted Shares (which Restricted Shares shall Vest upon the consummation of the initial Business Combination). As used in this Agreement, “Vest” means that the Restricted Shares shall become transferable by the Purchaser, subject to the terms of the Purchaser LLC Agreement, the Insider Letter (as defined below), any other applicable contractual limitations, and applicable law.

1.2 Closing. The closing (the “Closing”) of the Offering shall take place by electronic exchange of executed documents simultaneously with the consummation of the Company’s initial public offering (the “IPO”, and such date, the “Closing Date”).

1.3 Delivery of the Purchase Price. At least one business day prior to the effective date of the Company’s registration statement relating to the IPO (the “Registration Statement”), the Purchaser agrees to deliver the Purchase Price by certified bank check or wire transfer of immediately available funds denominated in United States Dollars to the Company. The Company shall deposit or cause to be deposited into the trust account which will be established for the benefit of the Company’s public shareholders, managed pursuant to that certain Investment Management Trust Agreement to be entered into by and between the Company and Odyssey Transfer and Trust Company, a Minnesota corporation (“Odyssey”), and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), on the applicable Closing Date (i) no more than $175,875,000 ($202,256,250 if the over-allotment option of the Company’s underwriters in connection with the IPO is exercised in full) in total, from the aggregate proceeds of the IPO, the Purchase Price and the sale of Units by the Company to FACT II Acquisition Parent LLC, Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, and Seaport Global Securities LLC, or affiliates thereof, on a private placement basis concurrently with the IPO (such aggregate proceeds, the “Aggregate Proceeds”). The Purchaser acknowledges that the Company shall deposit or cause to be deposited any remaining amount of the Aggregate Proceeds into an account or accounts, other than the Trust Account, for the Company’s use in connection with the Company’s working capital requirements. If the IPO is not consummated within 14 days of the date the Purchase Price is delivered to the Company, the Purchase Price shall be returned to the Purchaser by certified bank check or wire transfer of immediately available funds denominated in United States Dollars, without interest or deduction.

1.4 Delivery of Unit Certificate. Upon the applicable Closing Date after delivery of the Purchase Price in accordance with Section 1.3, the Purchaser shall become irrevocably entitled to receive a unit certificate representing the Units purchased hereunder.

1.5 Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if the Closing does not occur prior to [●], 2025.1

2. Representations and Warranties of the Purchaser.

The Purchaser represents and warrants to the Company that:

2.1 No Government Recommendation or Approval. It understands that no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the Company, the Offering, the Units, the Restricted Shares, the Warrants, the Warrant Shares, or the Class A Ordinary Shares underlying the Units (excluding the Warrant Shares, the “Unit Shares” and, collectively with the Units, the Warrants and the Warrant Shares, the “Securities”).

2.2 Organization. It is a company, validly existing and in good standing under the laws of its jurisdiction and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.3 Private Offering. It is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) or it is not a “U.S. Person” as defined in Rule 902 of Regulation S (“Regulation S”) under the Securities Act. It acknowledges that the sale contemplated hereby is being made in reliance on a private placement exemption to “Accredited Investors” within the meaning of Section 501(a) of Regulation D under the Securities Act and similar exemptions under state law or a non-U.S. Person under Regulation S.

2.4 Authority. This Agreement has been validly authorized, executed and delivered by the Purchaser and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.5 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Purchaser’s organizational documents, (ii) any agreement, indenture or instrument to which the Purchaser is a party or (iii) any law, statute, rule or regulation to which the Purchaser is subject, or any agreement, order, judgment or decree to which the Purchaser is subject.

2.6 No Legal Advice from Company. It acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with its own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, it is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

[1]	[Note to Draft: To be the date that is six months from the execution of this subscription agreement.]

2.7 Access to Information; Independent Investigation. Prior to the execution of this Agreement, it has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, it has relied solely on its own knowledge and understanding of the Company and its business based upon its own due diligence investigation and the information furnished pursuant to this paragraph. It understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and it has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.8 Reliance on Representations and Warranties. It understands the Private Placement Securities are being offered and sold to it in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Agreement in order to determine the applicability of such provisions.

2.9 No Advertisements. It is not subscribing for the Private Placement Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

2.10 Legends. It acknowledges and agrees that any certificates evidencing the Securities and Restricted Shares shall bear the restrictive legend(s), in form and substance as set forth in Section 4 hereof, as applicable.

2.11 Experience, Financial Capability and Suitability. It is (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities and the Restricted Shares and (ii) able to bear the economic risk of his investment in the Securities and the Restricted Shares for an indefinite period of time because the Securities and the Restricted Shares have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. It has substantial experience in evaluating and investing in transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. It has substantial experience in evaluating and investing in transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

2.12 Investment Purposes. It is purchasing the Securities and the Restricted Shares solely for investment purposes, for its own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof and it has no present arrangement to sell the interest in the Securities and the Restricted Shares to or through any person or entity. It shall not engage in hedging transactions with regard to the Securities and the Restricted Shares unless in compliance with the Securities Act.

2.13 Restrictions on Transfer. It acknowledges and understands the Private Placement Securities are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities and the Restricted Shares have not been registered under the Securities Act, and, if in the future, it decides to offer, resell, pledge or otherwise transfer the Securities and the Restricted Shares, such Securities and Restricted Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act (“Rule 144”), if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. It agrees that if any transfer of its Securities, the Restricted Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, it may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or another available exemption from registration, it agrees it will not resell the Securities or the Restricted Shares. It further acknowledges that because the Company is a shell company, Rule 144 may not be available to it for the resale of the Securities or the Restricted Shares until the one year anniversary following consummation of the initial Business Combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

3. Representations and Warranties of the Company.

The Company represents and warrants to the Purchaser that:

3.1 Valid Issuance of Share Capital. The total number of all classes of share capital which the Company has authority to issue is 200,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 20,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each. As of the date hereof, the Company has issued 6,708,333 Class B ordinary shares (of which 875,000 Class B ordinary shares are subject to forfeiture as described in the Registration Statement) to the Company’s sponsor, and the Company’s sponsor subsequently transferred an aggregate of 220,000 of Class B ordinary shares to the Company’s independent director nominees and its executive chairman. As of the date hereof, no preferred shares are issued and outstanding. All of the issued share capital of the Company has been duly authorized, validly issued, and are fully paid and non-assessable.

3.2 Title to Securities and Restricted Shares. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the warrant agreement to be entered into with Odyssey on or prior to the closing of the IPO (the “Warrant Agreement”) and the amended and restated memorandum and articles of association of the Company (as applicable), as the case may be, each of the Securities will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Units, the Warrant Shares shall have been reserved for issuance. Upon issuance in accordance with, and the payment pursuant to, the terms hereof and the Warrant Agreement, the Purchaser will have or receive good title to the Warrant Shares, free and clear of all liens, claims and encumbrances of any kind other than (i) transfer restrictions hereunder and pursuant to the insider letter to be entered into on or prior to the closing of the IPO (the “Insider Letter”) and (ii) transfer restrictions under federal and state securities laws. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the amended and restated memorandum and articles of association of the Company, the Restricted Shares will be duly and validly issued, shall Vest upon the consummation of the initial Business Combination, subject to Section 1.1, and shall be subject to (i) the transfer restrictions hereunder and pursuant to the Insider Letter and (ii) transfer restrictions under federal and state securities laws.

3.3 Organization and Qualification. The Company has been duly incorporated and is validly existing as a Cayman Islands exempted company and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4 Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities and the Restricted Shares in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or shareholders is required, and (iii) this Agreement constitutes, and upon the execution and delivery thereof, the Warrants and Warrant Agreement, will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s amended and restated memorandum and articles of association, (ii) conflict with, or constitute a default under any agreement, indenture or instrument to which the Company is a party or (iii) conflict with any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any federal, state or foreign securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Securities and the Restricted Shares in accordance with the terms hereof.

4. Legends.

4.1 Legends. The Company will issue the Units, the Restricted Shares, the Warrants and the Unit Shares, and when issued, the Warrant Shares purchased by the Purchaser, in the name of the Purchaser. The Securities and Restricted Shares will bear the following legend(s), as applicable, and appropriate “stop transfer” instructions:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE RESALE LIMITATIONS SET FORTH IN RULE 905 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AN AGREEMENT BETWEEN FACT II ACQUISITION CORP. AND FACT II ACQUISITION LLC AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM OF THE APPLICABLE LOCKUP PURSUANT TO THE TERMS SET FORTH THEREIN.

[Restricted Shares: THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO VESTING, AS SET FORTH IN THE UNIT AND RESTRICTED SHARE PURCHASE AGREEMENT, DATED AS OF [_], 2024, AS IT MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, BETWEEN FACT II ACQUISITION CORP. AND FACT II ACQUISITION LLC.]

4.2 Purchaser’s Compliance. Nothing in this Section 4 shall affect in any way the Purchaser’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities and Restricted Shares.

4.3 Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities or Restricted Shares, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act and applicable state securities laws and (iii) in compliance herewith.

4.4 Registration Rights. The Purchaser will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into with the Company on or prior to the closing of the IPO.

5. Lockup.

The Purchaser acknowledges and agrees that the Securities shall not be transferable, saleable or assignable until one hundred eighty (180) days after the consummation by the Company of an acquisition, share exchange, purchase of all or substantially all of the assets of, or any other similar business combination with one or more businesses or entities (a “Business Combination”), except to Permitted Transferees (as defined in the Insider Letter). The Purchaser acknowledges and agrees that the Restricted Shares shall not be transferable, saleable or assignable until ninety (90) days after the consummation of the initial Business Combination, except to Permitted Transferees (as defined in the Insider Letter).

6. Securities Laws Restrictions.

The Purchaser agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities or Restricted Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) the Company shall have received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction complies with the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

7. Waiver of Redemption Rights.

In connection with the Securities and Restricted Shares purchased pursuant to this Agreement, the Purchaser hereby waives any and all redemption rights (i) in connection with the Company’s completion of the Business Combination, (ii) upon the Company’s failure to complete the Business Combination within 18 months (or 24 months if the Company has executed a definitive agreement for the Business Combination) (or during any extended time that the Company has to consummate a Business Combination beyond 18 months (or 24 months if the Company has executed a definitive agreement for the Business Combination) as a result of a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (an “Extension Period”)) from the completion of the IPO or the liquidation of the Company prior to the expiration of such 18 month period (or 24 month period if the Company has executed a definitive agreement for the Business Combination) or any Extension Period, or (iii) if the Company seeks an amendment to its amended and restated memorandum and articles of association that would affect the substance or timing of the Company’s obligation to redeem 100% of the Class A Ordinary Shares sold as part of the units in the IPO or any other provision of the Company’s amended and restated memorandum and articles of association relating to shareholders’ rights or the Company’s pre-initial Business Combination activity.

8. Rescission Right Waiver and Indemnification.

8.1 Rescission Waiver. The Purchaser understands and acknowledges that an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Private Placement Securities. In this regard, if the Offering were deemed to be a general solicitation with respect to the Private Placement Securities, the offer and sale thereof may not be exempt from registration and, if not, the Purchaser may have a right to rescind its purchase of the Private Placement Securities. In order to facilitate the completion of the Offering and in order to protect the Company, its shareholders and the Trust Account from claims that may adversely affect the Company or the interests of its shareholders, the Purchaser hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Private Placement Securities as a result of the issuance of the Private Placement Securities being deemed to be in violation of Section 5 of the Securities Act. The Purchaser acknowledges and agrees this waiver is being made in order to induce the Company to sell the Private Placement Securities to the Purchaser. The Purchaser agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings (each, a “Claim” and collectively, the “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Private Placement Securities hereunder or relating to the purchase of the Private Placement Securities and the transactions contemplated hereby.

8.2 No Recourse Against Trust Account. The Purchaser agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with its purchase of the Private Placement Securities or any Claim that may arise now or in the future.

8.3 Section 8 Waiver. The Purchaser agrees that to the extent any waiver of rights under this Section 8 is ineffective as a matter of law, the Purchaser has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. The Purchaser acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

9. Terms of the Units.

The Units shall be substantially identical to the Units offered in the IPO as set forth in the Underwriting Agreement [to be] entered into between the Company and Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, and Seaport Global Securities LLC in connection with the IPO, except the Units: (i) will be subject to the transfer restrictions described herein, and (ii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or the resale of the Units is registered under the Securities Act.

10. Governing Law; Jurisdiction; Waiver of Jury Trial.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such territory. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

11. Assignment; Entire Agreement; Amendment.

11.1 Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by the Purchaser, without the prior consent of the Company, to one or more persons agreeing to be bound by the terms hereof. Upon such assignment by a Purchaser, the assignee(s) shall become Purchaser hereunder and have the rights and obligations provided for herein to the extent of such assignment.

11.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes any and all prior discussions, agreements and understandings of any and every nature.

11.3 Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

11.4 Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

12. Notices; Indemnity.

12.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth on the signature page hereto or to such other address as a party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) sent by overnight courier, or (c) sent by certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by certified mail, on the fifth business day following the day such mailing is made.

12.2 Indemnification. Subject to Section 8, each party shall indemnify the other party against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement set forth in this Agreement.

13. Counterparts.

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

14. Survival; Severability.

14.1 Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing until one (1) year following the consummation of an initial Business Combination.

14.2 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

15. Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

16. Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

[remainder of page intentionally left blank]

This subscription is accepted by the Company as of the date first written above.

FACT II ACQUISITION CORP.

Name:	Adam Gishen
Title:	Chief Executive Officer

Accepted and agreed this

______ day of ______, 2024

FACT II ACQUISITION LLC
By: FACT II Acquisition Parent LLC, its Manager

Name:	Adam Gishen
Title:	Manager
Address: c/o Conyers Trust Company (Cayman) Limited Cricket Square, Hutchins Drive, PO Box 2681 Grand Cayman, KY1-1111, Cayman Islands ag@freedomac2.com

[Signature Page – Private Placement Unit and Restricted Share Subscription Agreement (Sponsor HoldCo)]